Exhibit 99.1

FOR IMMEDIATE RELEASE

INTERNATIONAL COAL GROUP REPORTS

FIRST QUARTER 2006 RESULTS

Ashland, Kentucky, April 27, 2006. International Coal Group, Inc. (NYSE: ICO) today reported revenues of $212.2 million for the quarter ended March 31, 2006, which is a 38% increase compared with $153.2 million in the first quarter of 2005.

The Company also reported an operating loss of $7.9 million for the quarter, compared to operating income of $20.1 million in last year’s first quarter. Earnings before net interest, income taxes and depreciation, depletion and amortization and minority interests (EBITDA) were $10.6 million, compared with $29.2 million in last year’s first quarter. In the first quarter of 2006, the Company reported a net loss of $6.2 million, or $0.04 per fully diluted share, versus net income of $10.9 million, or $0.10 per share, for the comparable period in 2005. As anticipated, the first quarter 2006 results were negatively impacted by $11.7 million in costs attributable to the fatal accident at the Company’s Sago mine in West Virginia on January 2. These costs include all out-of-pocket expenses incurred during the quarter, including reserves established for legal and other future costs, offset by minor revenue received after the Sago mine resumed coal production on March 15.

The Company’s first quarter performance was further negatively affected by the failure of certain third party coal producers upon which the former Anker operations relied to fulfill commitments to a key utility customer. To meet those contractual obligations, coal was shipped from ICG’s nearby Vindex operations at a significantly reduced margin. As previously reported, Vindex purchased the assets associated with the Barton surface mine in late March and has initiated production from that mine, thus eliminating reliance on third party suppliers to service that contractual commitment.

“Although the first quarter performance fell significantly short versus 2005, we are encouraged that revenue, production, shipments and EBITDA were all at or above the quarter guidance we provided earlier this year in the aftermath of the Sago mine accident,” said Ben Hatfield, president and chief executive officer.

The increased revenues in the first quarter resulted from a combination of the Anker acquisition, which was completed in November 2005, and favorable coal pricing.

The Company’s cost of coal sales in the first quarter of 2006 was $189.2 million, compared with $117.2 million in last year’s first quarter. This 61% increase was the result of the sale of an additional 1.1 million tons of coal compared to the prior year, costs related to the Sago mine accident, continued rising prices of crude oil and natural gas, as well as increased labor costs. Additionally, implementation of various planned operational improvements at the Anker operating companies has taken longer than originally anticipated, negatively impacting first quarter profitability. Recent performance among the former Anker operating companies has generally improved and the

Company expects that increases in coal production and decreases in production costs at those subsidiaries will be seen as the year progresses.

“We are, of course, disappointed that we did not see better results,” said Hatfield. “The Sago mine accident was a tragedy that unexpectedly and negatively affected not only our financial performance for the quarter, but also strained our management resources as we responded to the accident and its aftermath. However, thanks to the resilience of our dedicated employees, the cooperation of our customers, and the support of the communities in which we operate, we believe that ICG is now getting back on track with the implementation of our planned operational improvements and long-range growth plans.”

Capital Resources, Reserves, Sales and Sales Commitments

At March 31, 2006, cash totaled $20.2 million and ICG had an additional $98.8 million of unused borrowing capacity. Total debt was $91.7 million, versus net worth of $660.1 million. Capital expenditures totaled $53.2 million during the first quarter of 2006.

ICG has an estimated 916 million tons of reserves located principally in Kentucky, West Virginia, Maryland, Illinois and Virginia.

ICG sold 4.7 million tons of coal during the first quarter of 2006, an increase of nearly 32% over the 3.6 million tons sold in the first quarter of 2005. Production of 4.0 million tons represented an increase of 34% from the prior year.

Price realizations per ton remained strong in the first quarter. ICG’s overall average price per ton of coal rose to $43.27 during the first quarter of 2006, representing a 6.7% gain compared with the same period in 2005.

As of March 31, 2006, consistent with the Company’s marketing strategy, ICG had committed sales for approximately 90 percent of its planned shipments for 2006.

Other Business Developments

As previously reported, on March 23, 2006, ICG’s Vindex Energy subsidiary purchased the assets of Barton Mining Company and George’s Creek Land Company. Vindex is now producing coal from those permitted properties to serve utility customers in close proximity to the mine. The surface mining complex, located near Frostburg, Maryland, is expected to produce about 500,000 tons annually.

On April 1, 2006, the Company’s Wolf Run subsidiary acquired a strategic lease that will allow development of over 14 million tons of Clarion seam reserves that can be accessed from the Sentinel Mine complex. The Company has initiated design and construction efforts to extend the mine slope and shaft facilities that will access these low-cost reserves and improve the mine’s financial performance. Initial production from the Clarion seam is projected for late 2006.

On April 8, 2006, the Viper Mine near Elkhart, Illinois, operated by the Company’s ICG Illinois, LLC subsidiary, suffered a fire in its production shaft that has idled the mine and necessitated the replacement of its high angle conveyor belt. Repairs are underway and the Company expects coal production to resume in early

May. The Company issued force majeure notices to affected customers, but to date, coal has continued to be shipped from existing inventory. No one was injured in the incident.

Basis of Reporting

ICG’s results of operations include Anker and CoalQuest in the first quarter of 2006 compared to only the ICG companies in the first quarter of 2005.

2006 Outlook

At this time, the Company continues to believe that it will deliver revenues in the range of $1.02 billion to $1.1 billion and earnings in the range of $0.39 to $0.53 per diluted share in 2006.

Conference Call Webcast

ICG will hold a conference call to discuss the results for the first quarter of 2006 on Friday, April 28, 2006 at 11:00 a.m. Eastern time. The call will be accessible on the Internet at the Company’s web site, www.intlcoal.com. A replay will be available through at least May 28, 2006 on the web site, and until May 5, 2006 by telephone replay at 888-286-8010 (passcode #90718666).

General Information

ICG is a leading producer of coal in Northern and Central Appalachia and the Illinois Basin. The Company has 11 active mining complexes, of which 10 are located in Northern and Central Appalachia and one in Central Illinois. ICG’s mining operations and reserves are strategically located to serve utility, metallurgical and industrial customers throughout the Eastern United States.

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For more information, contact: William D. Campbell, vice president and treasurer, or Ben Hatfield, president and chief executive officer at (606) 920-7400.

Forward-Looking Statements

This press release contains certain statements that are forward-looking statements within the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Because these forward-looking statements are subject to various risks and uncertainties, actual results may differ materially from those implied in the forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: market demand for coal, electricity and steel; availability of qualified workers; future economic or capital market conditions; weather conditions or catastrophic weather-related damage; ICG’s production capabilities; the ongoing integration of Anker and CoalQuest into ICG’s business; the consummation of financing, acquisition or disposition transactions and the effect thereof on ICG’s business; ICG’s plans and objectives for future operations and expansion or consolidation; ICG’s relationships with, and other conditions affecting, ICG’s customers; the availability and costs of key supplies or commodities such as diesel fuel, steel, explosives or tires; prices of fuels which compete with or impact coal usage, such as oil or natural gas; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; risks in coal mining;

unexpected maintenance and equipment failure; environmental, safety and other laws and regulations, including those directly affecting ICG’s coal mining and production, and those affecting our customers’ coal usage; competition; railroad, barge, trucking and other transportation availability, performance and costs; employee benefits costs and labor relations issues; replacement of ICG’s reserves; ICG’s assumptions concerning economically recoverable coal reserve estimates; availability and costs of credit, surety bonds and letters of credit; title defects or loss of leasehold interests in ICG’s properties which could result in unanticipated costs or inability to mine these properties; future legislation and changes in regulations or governmental policies or changes in interpretations thereof, including with respect to safety enhancements; the impairment of the value of goodwill; the ongoing investigation into the Sago mine explosion; and ICG’s liquidity, results of operations and financial condition. Forward-looking statements made by ICG in this press release or elsewhere speak only as of the date on which the Company makes it. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect the Company or its anticipated results. ICG has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

FOR THE THREE MONTHS ENDED

MARCH 31, 2006 AND 2005

(dollars in thousands)

	Three Months Ended March 31,
	2006	2005
Revenue:
Coal revenue	$203,336	$144,197
Freight and handling	4,597	2,499
Other revenue	4,255	6,536

Total revenues	212,188	153,232

Costs and expenses:
Cost of operations	189,200	117,185
Freight and handling	4,597	2,499
Depreciation, depletion and amortization	17,096	8,522
Selling, general and administrative	9,993	4,935
(Gain) or loss on sale of assets	(771)	—

Total costs and expenses	220,115	133,141

Income (loss) from operations	(7,927)	20,091

Interest and other income (expense):
Interest income (expense)	(2,055)	(3,076)
Other, net	1,406	568

Total interest and other expense, net	(649)	(2,508)

Net income (loss) before income taxes and minority interest	$(8,576)	$17,583
Income tax (expense) benefit	2,275	(6,726)
Minority interest income	112	—

Net income (loss)	$(6,189)	$10,857

Other Data
EBITDA(a)	$10,575	$29,181
Net income per share:
Basic and diluted	$(0.04)	$0.10
Weighted average shares – basic	151,879,547	106,613,638
Weighted average shares – diluted	151,879,547	106,613,638

(a)	This press release includes a non-GAAP financial measure within the meaning of applicable SEC rules and regulations. EBITDA is defined as income from operations before deducting net interest expense, income taxes and depreciation, depletion and amortization, and minority interests. EBITDA is not and should not be used as a substitute for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, substantially all of which present EBITDA when reporting their results. We also use EBITDA for the following purposes: Our executive compensation plan bases incentive compensation payments on our EBITDA performance measured against budgets and a peer group. Our credit agreement uses EBITDA (with additional adjustments) to measure our compliance with covenants, such as interest coverage and debt incurrence. EBITDA is also widely used by us and others in our industry to evaluate and price potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, changes in, or cash requirements for, our working capital needs; the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure. A reconciliation of EBITDA to GAAP net income appears at the end of this document.

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2006 AND DECEMBER 31, 2005

(dollars in thousands)

	2006		2005
Assets	(Unaudited	)
Current Assets
Cash and cash equivalents	$20,203		$9,187
Accounts receivable	65,046		64,841
Inventories, net	32,944		20,667
Deferred income taxes	6,268		4,923
Prepaid expenses and other	24,104		21,509

Total current assets	148,565		121,127

Property, plant and equipment, net	603,979		571,484
Debt issuance costs, net	6,232		6,523
Advanced royalties	10,021		9,344
Goodwill	342,972		340,736
Other non-current assets, net	6,600		6,949

Total assets	$1,118,369		$1,056,163

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$69,496		$52,230
Short-term debt	6,692		4,113
Current portion of long-term debt and capital leases	1,484		1,646
Current portion of reclamation and mine closure costs	4,697		4,697
Current portion of employee benefits	1,524		1,524
Accrued expenses and other	51,799		43,444

Total current liabilities	135,692		107,654

Long-term debt and capital leases	83,475		43,816
Reclamation and mine closure costs	79,886		79,655
Long-term employee benefits	34,714		33,297
Deferred income taxes	44,089		43,198
Below-market coal supply agreements	71,203		72,376
Other non-current liabilities	8,241		9,257

Total liabilities	457,300		389,253

Minority interest	926		1,038

Stockholders’ equity
Common stock	1,527		1,523
Additional paid-in capital	629,369		628,275
Retained earnings	29,247		36,074

Total stockholders’ equity	660,143		665,872

Total liabilities and stockholders’ equity	$1,118,369		$1,056,163

INTERNATIONAL COAL GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2006 AND 2005

(dollars in thousands)

	Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$(6,189)	$10,857
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	17,096	8,522
Stock compensation	1,098	—
Minority interest	(112)	—
Amortization of finance costs included in interest expense	429	271
(Gain) loss on sale of assets	(771)	—
Deferred income taxes	(54)	1,759

Receivables, trade	(205)	(10,143)
Inventories	(13,316)	(2,873)
Prepaid expenses	(2,595)	2,625
Other non-current assets	(1,926)	365
Accounts payable	10,268	2,816
Accrued expenses	8,355	1,804
Accrued income tax	—	2,935
Reclamation and mine closure costs	831	(136)
Other liabilities	401	710

Net cash from operating activities	13,310	19,512

Cash flows from investing activities:
Net proceeds from the sale of assets	2,718	—
Additions to property, plant and equipment and mine development	(41,199)	(14,820)
Cash paid related to acquisitions, net	(963)
(Deposits) withdrawals of/from restricted cash	232	(1,374)

Net cash from investing activities	(39,212)	(16,194)

Cash flows from financing activities:
Repayments on short-term debt	(2,441)	(1,598)
Borrowings on long-term debt	40,000	—
Repayments on long-term debt	(503)	(713)
Deferred finance costs	(138)	—

Net cash from financing activities	36,918	(2,311)

Net change in cash and cash equivalents	11,016	1,007
Cash and cash equivalents, beginning of period	9,187	23,967
Cash and cash equivalents, end of period	$20,203	$24,974

INTERNATIONAL COAL GROUP, INC.

Reconciliation of Net Income to EBITDA

for the Three Months Ended March 31, 2006 and 2005 (unaudited)

(dollars in thousands)

	Three Months Ended March 31,
	2006	2005
Net income (loss)	$(6,189)	$10,857
Depreciation, depletion & amortization	17,096	8,522
Interest expense, net	2,055	3,076
Income tax expense (benefit)	(2,275)	6,726
Minority interest	(112)	—

EBITDA (a)	$10,575	$29,181